UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2004

VITRIA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-27207 (Commission File Number)	77-0386311 (I.R.S. Employer Identification No.)

945 Stewart Drive
Sunnyvale, CA 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 212-2700

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On September 22, 2004, Vitria Technology, Inc. (“Vitria”) engaged BDO Seidman, LLP (“BDO”) as Vitria’s new independent registered public accounting firm. The engagement of BDO was approved by the Audit Committee of the Board of Directors.

     During Vitria’s two most recently completed fiscal years which ended December 31, 2002 and 2003, and through the subsequent interim period, neither Vitria nor anyone on its behalf consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Vitria’s consolidated financial statements nor has BDO provided to Vitria a written report or oral advice regarding such principles or audit opinion; or (ii) any matter that was either the subject of a disagreement (as that term is defined in paragraph (a)(1)(iv) of Section 304 of Regulation S-K and the related instructions to that item) or a reportable event (as that term is defined in paragraph (a)(1)(v) of Section 304 of Regulation S-K).

     Vitria requested that BDO review this Form 8-K and provided BDO with the opportunity to furnish Vitria with a letter addressed to the U.S. Securities and Exchange Commission containing any new information, clarification of Vitria’s expression of its views, or the respects in which it does not agree with the statements made by Vitria. BDO has advised Vitria that it has reviewed this Form 8-K and has no basis on which to submit a letter to the U.S. Securities and Exchange Commission in response to Item 304 of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRIA TECHNOLOGY, INC.
Dated: September 28, 2004	By:	/s/ Michael D. Perry
Michael D. Perry
Senior Vice President and Chief Financial Officer